Exhibit 3.1
NII HOLDINGS, INC.

THIRD AMENDED AND RESTATED BYLAWS

ARTICLE I
OFFICES

Section 1.1            The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2            The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.1            All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2            Annual meetings of stockholders shall be held in each year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect directors in accordance with Section 3.4 hereof, and transact such other business as may properly be brought before the meeting.

Section 2.3            Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 2.4            Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation’s Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”), may be called by the chairman of the board or chief executive officer at any time and shall be called by the secretary upon the request in writing of a majority of the board of directors, or of the holder of Special Director Preferred Stock or of stockholders holding a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting.

Section 2.5            Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is to be called shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of such meeting.

Section 2.6            The holders of a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law (“DGCL”) or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

Section 2.7            When a quorum is present at any meeting, the vote of a majority of the holders of capital stock of the Corporation having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one which, by express provision of the DGCL, the Certificate of Incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.8            Except as otherwise set forth in these bylaws, every reference in these bylaws to a majority or other proportion of the entire capital stock of the Corporation necessary to take a particular action, refers to a majority or other proportion of the votes entitled to be cast with respect to a particular matter or action by all holders of the issued and outstanding capital stock of the Corporation that are entitled to vote on such matter or action.

Section 2.9            The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting by the person presiding over the meeting. The Board of Directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Unless otherwise specified in such rules or regulations, the Chairman of the Board of the Corporation shall serve as the chair of any meeting of stockholders. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting, to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, (v) limitations on the time allotted to questions or comments by participants and (vi) the adjournment of the meeting by the chair. Unless, and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 2.10          (a) At an annual meeting of stockholders, only such business (other than the nomination of candidates for election as directors of the Corporation, which is governed by Section 3.3 hereof) will be conducted or considered as is properly brought before the annual meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the board of directors in accordance with Section 2.3 hereof, (ii) otherwise properly brought before the annual meeting by the presiding officer or by or at the direction of a majority of the entire Board, or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with this Section 2.10.  For purposes of these bylaws, “entire Board” refers to the total number of directors that the Corporation would have if there were no vacancies.

(b)           For business to be properly requested by a stockholder to be brought before an annual meeting, (i) the stockholder must be a stockholder of the Corporation of record at the time of the giving of the notice for such annual meeting, (ii) the stockholder must be entitled to vote at such meeting, and (iii) the stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.  Except as otherwise provided by law, to be timely, a stockholder’s notice must be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation not less than 90, nor more than 120, calendar days prior to the anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if there was no annual meeting in the preceding year or the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made.  In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  To be in proper written form, a stockholder’s notice to the secretary of the Corporation must set forth (A) as to each matter the stockholder proposes to bring before the annual meeting:  (1) a description in reasonable detail of the business desired to be brought before the annual meeting; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these bylaws or the Certificate of Incorporation, the language of the proposed amendment); and (3) the reasons for conducting the business at the annual meeting; and (B) as to each stockholder giving the notice and any Stockholder Associate (as defined below):  (1) the name and address of the stockholder, as they appear on the Corporation’s stock ledger, and, if different, the current name and address of the stockholder, and the name and address of any Stockholder Associate; (2) a representation that at least one of these persons is a holder of record or beneficially of securities of the Corporation entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to present the business stated in the stockholder’s notice; (3) the class, series and number of any securities of the Corporation that are owned of record or beneficially by any of these persons as of the date of the stockholder’s notice; (4) a description of any material interests of any of these persons in the business proposed and of all agreements, arrangements and understandings between these persons and any other person (including their names) in connection with the proposal of the business by the stockholder; (5) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which any of these persons has a right to vote any shares of any securities of the Corporation; (6) a description of any derivative positions related to any class or series of securities of the Corporation owned of record or beneficially by the stockholder or any Stockholder Associate; (7) a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the stockholder or any Stockholder Associate with respect to any securities of the Corporation; and (8) a representation that after the date of the stockholder’s notice and until the date of the annual meeting, each of these persons will provide written notice to the secretary of the Corporation as soon as practicable following a change in the number of securities of the Corporation held as described in response to subclause (3) above that equals 1% or more of the then-outstanding shares of the Corporation, and/or entry, termination, amendment or modification of the agreements, arrangements or understandings described in response to subclause (6) above that results in a change that equals 1% or more of the then-outstanding shares of the Corporation or in the economic interests underlying those agreements, arrangements or understandings; and (C) a representation as to whether the stockholder giving notice and any Stockholder Associate intends, or intends to be part of a group that intends:  (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal; and/or (2) otherwise to solicit proxies from stockholders in support of the proposal.  For purposes of this Section 2.10 and Section 3.3 hereof, (x) “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters, Bloomberg or comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) or furnished by the Corporation to its stockholders and (y) “Stockholder Associate” of any stockholder means (1) any person controlling, directly or indirectly, or acting in concert with, the stockholder; (2) any beneficial owner of securities of the Corporation owned of record or beneficially by the stockholder; and (3) any person controlling, controlled by or under common control with the Stockholder Associate.  Notwithstanding the foregoing provisions of this Section 2.10, in order to include information with respect to a stockholder proposal in the Corporation’s proxy statement and form of proxy for a meeting of stockholders, a stockholder must provide notice as required by, and otherwise comply with, all of the applicable requirements of Rule 14a-8 under the Exchange Act (or any comparable successor rule or regulation).  Nothing in this Section 2.10 will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any comparable successor rule or regulation).

(c)           At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting.  To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given in accordance with these bylaws or (ii) otherwise properly brought before the meeting by the presiding officer of the meeting or by or at the direction of a majority of the entire Board.

(d)           The determination of whether any business sought to be brought before any annual or special meeting of stockholders is properly brought before such meeting in accordance with this Section 2.10 will be made by the presiding officer of such meeting.  If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

ARTICLE III
DIRECTORS

Section 3.1            Except as otherwise provided in the Certificate of Incorporation (i) the board of directors shall consist of at least one member but not more than twelve members, such number shall initially be set at nine, and may thereafter be set by resolution of the board of directors from time to time, (ii) one class of directors shall be elected at each annual meeting of the stockholders, and (iii) except as set forth in Section B of Article FIFTH of the Certificate of Incorporation, each director elected shall hold office for a three-year term until the next applicable election or until his successor is duly elected and qualified. Directors need not be stockholders.

Section 3.2            The board of directors of the Corporation shall be divided into three classes as set forth in the Certificate of Incorporation.

Section 3.3            (a) Subject to the rights, if any, of the holder of Special Director Preferred Stock as set forth in the Certificate of Incorporation, only persons who are nominated in accordance with the provisions of this Section 3.3 will be eligible for election as directors at a meeting of stockholders.

(b)           Nominations of persons for election as directors may be made only at a meeting of stockholders (i) by or at the direction of the board of directors or a committee thereof or (ii) by any stockholder that is a stockholder of record at the time of giving the notice provided for in this Section 3.3, who is entitled to vote for the election of directors at such annual meeting, and who makes the nomination pursuant to timely notice in proper written form to the secretary of the Corporation in compliance with the procedures set forth in this Section 3.3.

(c)           Except as otherwise provided by law, to be timely, a stockholder’s notice with respect to nominations of persons for election as directors of the Corporation must be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation not less than 90, nor more than 120, calendar days prior to the anniversary of the date for the preceding year’s annual meeting of stockholders; provided, however, that if there was no annual meeting in the preceding year or the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made.  In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(d)           To be in proper written form, a stockholder’s notice pursuant to this Section 3.2 must set forth:

(i)           as to each person who is not an incumbent director of the Corporation whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class, series and number of securities of the Corporation that are owned of record or beneficially by such person; (D) the date or dates the securities were acquired and the investment intent of each acquisition; (E) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act (or any comparable successor rule or regulation); (F) a representation that such person meets the qualifications to serve as a director of the Corporation; and (G) any other information relating to such person that the board of directors or any nominating committee of the board of directors reviews in considering any person for nomination as a director, as will be provided by the secretary of the Corporation upon request;

(ii)           as to the stockholder giving the notice and any Stockholder Associate, (A) the name and address of the stockholder, as they appear on the Corporation’s stock ledger, and, if different, the current name and address of the stockholder, and the name and address of any Stockholder Associate; (B) a representation that at least one of these persons is a holder of record or beneficially of securities of the Corporation entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to nominate the person or persons specified in the stockholder’s notice; (C) the class, series and number of securities of the Corporation that are owned of record or beneficially by each of these persons as of the date of the stockholder’s notice; (D) a description of any material relationships, including legal, financial and/or compensatory, among the stockholder giving the notice, any Stockholder Associate and the proposed nominee(s); (E) a description of any derivative positions related to any class or series of securities of the Corporation owned of record or beneficially by the stockholder or any Stockholder Associate; (F) a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the stockholder or any Stockholder Associate with respect to any securities of the Corporation; and (G) a representation that after the date of the stockholder’s notice and until the date of the annual meeting each of these persons will provide written notice to the secretary of the Corporation as soon as practicable following a change in the number of securities of the Corporation held as described in response to subclause (C) above that equals 1% or more of the then-outstanding shares of the Corporation, and/or entry, termination, amendment or modification of the agreements, arrangements or understanding described in response to subclause (F) above that results in a change that equals 1% or more of the then-outstanding shares of the Corporation or in the economic interests underlying these agreements, arrangements or understanding;

(iii)           a representation as to whether the stockholder giving notice and any Stockholder Associate intends, or intends to be part of a group that intends: (A) to deliver a proxy statement and/or form of proxy to stockholders; and/or (B) otherwise to solicit proxies from stockholders in support of the proposed nominee;

(iv)           a director questionnaire (which is available from the secretary of the Corporation upon request) regarding matters related to the proposed nominee’s independence and such other matters as may be contained therein, completed and signed by each proposed nominee; and

(v)           a written consent of each proposed nominee to serve as a director of the Corporation, if elected, and a representation that the proposed nominee (A) does not or will not have any undisclosed voting commitments or other arrangements with respect to his or her actions as a director; and (B) will comply with these bylaws and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(e)           At the request of the board of directors, any person nominated by the board of directors for election as a director must furnish to the secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee or such other information as it may reasonably require to determine the eligibility of such nominee to serve as a director of the Corporation.

(f)           The determination of whether any nomination sought to be brought before any annual meeting of the stockholders is properly brought before such meeting in accordance with this Section 3.3 will be made by the presiding officer of such meeting.  If the presiding officer determines that a nomination is not properly brought before such meeting, he or she will so declare to the meeting and the defective nomination will be disregarded.

(g)           Notwithstanding the foregoing provisions of this Section 3.3, a stockholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 3.3, including without limitation any such rule or regulations relating to the filing and delivery of a proxy statement and form of proxy.

Section 3.4            Subject to the rights, if any, of the holder of Special Director Preferred Stock as set forth in the Certificate of Incorporation, each director to be elected by stockholders shall be elected as such by the vote of the majority of the votes cast by stockholders for that director at a meeting for the election of directors at which a quorum is present, except that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting.  For purposes of this Section 3.4, a “majority of votes cast” shall mean that the number of shares voted “for” a director’s election exceeds the number of votes cast “against” that director’s election.

Section 3.5            In the case of any vacancy on the board of directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by election of the board of directors with the director so elected to serve for the remainder of the term of the director being replaced or, in the case of an additional director, for the remainder of the term of the class to which the director has been assigned. All directors shall continue in office until the election and qualification of their respective successors in office. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes of directors by a majority of the directors then in office, though less than a quorum, as to make all such classes as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.6            The business and affairs of the Corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 3.7            The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.8            Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 3.9            Special meetings of the board may be called by the chairman of the board or by the president on one day’s notice to each director, either personally, by mail, by telegram or by electronic transmission; special meetings shall be called by the president or secretary in like manner and on like notice upon the written request of two directors.

Section 3.10          At all meetings of the board a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by the DGCL or by the Certificate of Incorporation. If a quorum is not present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

Section 3.11          Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings, or, if the consent action is taken by electronic transmission, paper reproductions of such electronic transmission or transmissions, are filed with the minutes or proceedings of the board or committee.

Section 3.12          Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.13          There shall be Audit and Compensation committees of the board of directors and such other committees of the board of directors as the board of directors may, by resolution passed by a majority of the whole board, designate. Each committee shall consist of one or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee shall have such power and authority as may be conferred by a resolution of the board of directors; provided, however, that no such committee shall have the power and authority of the board of directors with respect to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the bylaws of the Corporation, or declaring a dividend or authorizing the issuance of stock (other than in connection with a stock option or other management equity incentive plan, which plan has been approved by the Corporation’s board of directors). Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 3.14          Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

ARTICLE IV
NOTICES

Section 4.1            Whenever, under the provisions of the DGCL or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such director or stockholder at his address as it appears on the records of the Corporation with postage thereon prepaid and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile, by telegram, by telephone or by electronic transmission.

Section 4.2            Whenever any notice is required to be given under the provisions of the DGCL or of the Certificate of Incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice or, in the case of a director, a waiver by electronic transmission by the director entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
OFFICERS

Section 5.1            The officer positions in the Corporation shall consist of such as may from time to time be designated by the board of directors and the officers to fill same shall be chosen by the board of directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these bylaws otherwise provide.

Section 5.2            The compensation of all officers and agents of the Corporation that are also directors of the Corporation shall be fixed by the board of directors. The board of directors may delegate the power to fix the compensation of all other officers and agents of the Corporation to an officer of the Corporation.

Section 5.3            The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

Section 5.4            The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the board of directors regardless of whether such authority and duties are customarily incident to such office.

ARTICLE VI
CAPITAL STOCK

Section 6.1            The shares of capital stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, to the extent required by the General Corporation Law of the State of Delaware, every holder of shares of stock in the Corporation represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate or certificates, signed by or in the name of the Corporation by the president or a vice-president and the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificates may be facsimiles.

Section 6.2            Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books or, if such shares may be represented in uncertificated form pursuant to a resolution adopted by the Board of Directors, record such transaction upon its books as an issuance of uncertificated shares to the person entitled thereto, unless such person requests a certificate or certificates, in which case such person shall be entitled to have a certificate or certificates in accordance with Section 6.1.

Section 6.3            Transfers of shares of stock represented by certificates shall be made upon the books of the Corporation only by the record holder of such stock, in person or by duly authorized attorney, upon the surrender of the certificate or certificates for the same number of shares, properly endorsed. Transfers of uncertificated shares of stock shall be made on the books of the Corporation upon receipt of proper transfer instructions from the registered owner of the uncertificated shares, an instruction from an approved source duly authorized by such owner or from an attorney lawfully constituted in writing. The Corporation is entitled for all purposes to treat the record holder as the owner of such stock, notwithstanding any knowledge of the Corporation to the contrary. The board of directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation, these bylaws and the DGCL, as the board of directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The board of directors may appoint one or more transfer agents or registrars of transfers or both, and may require all stock certificates to bear the signature of either or both.

ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7.1            Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil,

criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the DGCL, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the Corporation. The indemnification conferred in this Section 7.1 shall also include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that payment of expenses (including attorneys’ fees) incurred by a person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such person to repay all amounts so paid in advance if it shall ultimately be determined that such person is not entitled to be so indemnified under this Section 7.1.

Section 7.2            The rights to indemnification and advance payment of expenses provided by Section 7.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 7.3            The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 7.1 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

Section 7.4            The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1            Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 8.2            Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 8.3            All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 8.4            The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

Section 8.5            The board of directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX
AMENDMENTS

These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors.

As approved on February 16, 2012 by the Board of Directors of NII Holdings, Inc.